Exhibit 99.1

Investor and Media Contact:

Evan Smith, CFA

Telephone: 1-866-QUADRA4

E-mail: ir@quadrarealty.com

Quadra Realty Trust Announces Second Quarter 2007 Financial Results

-Gross Originations for the Quarter Were $437 Million-

NEW YORK, N.Y. – August 9, 2007 – Quadra Realty Trust, Inc. (NYSE: QRR) today reported financial results for the quarter ended June 30, 2007. Both net income and funds from operations (FFO) for the second quarter of 2007 were $5 million, or $0.20 per basic and diluted share. The Company generated total revenues of $10 million during the second quarter. In addition, the Company declared a $0.10 per share dividend to stockholders of record as of August 15, 2007.

The Company initiated investment activities on February 21, 2007 upon the completion of its initial public offering. Therefore, there are no comparable financial results for the prior year.

Investment Activity:

During the second quarter, the Company originated 11 new commitments totaling approximately $437 million, all of which were originated through the Company’s external manager, Hypo Real Estate Capital Corporation. Gross investment in variable rate and fixed rate loans as of June 30, 2007, which included incremental fundings during the quarter, were approximately $638 million. This consisted of $579 million of floating rate assets and $59 million of fixed rate assets. As of the end of the quarter, the portfolio consisted of 65% first mortgage interests and 35% mezzanine loans secured by the following asset classes: 31% condominium, 17% office, 17% residential, 13% retail, 8% land, 7% hotel, 4% other and 3% mixed use. The effective yield on the floating rate portion of the portfolio for the quarter ended June 30, 2007 was 30-day LIBOR plus 323 basis points. The effective yield on the fixed rate portion of the portfolio for the quarter ended June 30, 2007 was 7.89%.

The Company did not realize any loan payoffs. During the quarter, however, two mezzanine loans had partial prepayments totaling approximately $77 million.

Evan Denner, the Company’s president and chief executive officer, commented, “In our first full quarter of operating activity, we delivered strong financial results with gross revenues of $10 million, funds from operations of $5 million and gross loan originations of over $437 million across 11 investments. We successfully enhanced the diversification of our portfolio by property type, geographic location, and asset class. With over $638 million in outstanding investments and over $312 million in leverage at the end of the second quarter, we are well on our way to establishing ourselves as a strong partner for leading commercial real estate owners and developers.”

Operating Activities:

The Company generated total revenues of approximately $10 million during the quarter, which included investment income of $9.5 million and other income of $0.5 million, primarily representing interest earned on cash balances. Interest expense of approximately $2.1 million for the second quarter reflects interest expense on $113.7 million in average borrowings for the quarter. At the end of the quarter, the weighted average stated interest rate on the outstanding debt was LIBOR plus 128 basis points. Other expenses incurred during the quarter included approximately $121 thousand of non-employee stock based compensation expense and management fees and other related costs of $2.6 million.

The Company reported net income allocable to common stockholders of approximately $5 million, or $0.20 per share, for the quarter ended June 30, 2007. The Company reported adjusted funds from operations (AFFO) of $5.2 million or $0.20 per share for the quarter ended June 30, 2007.

For a reconciliation and discussion of GAAP net income to FFO and AFFO, please refer to the table below (following the presentation of GAAP results).

Liquidity and Funding:

At June 30, 2007, the Company had $40.5 million of cash and cash equivalents and had $312 million of debt outstanding under a $500 million warehouse facility with Wachovia Bank.

During the quarter, the Company enhanced its liquidity position by entering into a $25 million senior secured credit line with KeyBank. The credit facility has a term of two years. As of June 30, 2007, the Company had no debt outstanding under this facility.

Conference Call Details

Quadra will host a conference call and audio webcast on Thursday, August 9, 2007, at 8:30 a.m. Eastern Time to discuss financial results for the second quarter 2007. To participate on the call please dial (800) 374-0332 or (706) 643-6847 and reference Conference ID # 10878849. The audio webcast of the conference call will be available in the Investor Relations section of the Company’s website (www.quadrarealty.com) under Conference Calls and Presentations. A replay of the webcast will be available shortly following the conference call on Quadra’s website.

About Quadra Realty Trust, Inc.

Quadra Realty Trust, Inc. is a commercial real estate finance company that invests in a diversified portfolio of commercial mortgage investments and related products, including construction loans, mezzanine loans, B Notes, bridge loans, fixed and floating rate whole loans, loan participations, preferred equity investments and equity in commercial real estate.

Quadra is organized and intends on conducting its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Quadra is externally managed by Hypo Real Estate Capital Corporation, a full service, vertically integrated real estate finance company. Quadra’s manager is a member of the Hypo Real Estate Group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly traded company on the Frankfurt Stock Exchange with headquarters in Munich, Germany. For additional information, visit our website at www.quadrarealty.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s business prospects and anticipated investment performance. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition of the Company indicated in these forward looking statements. The factors that could cause actual results to vary from the Company’s forward-looking statements include the market price of the Company’s common stock; changes in the Company’s business or investment strategy; availability, terms and deployment of capital; changes in the Company’s industry, interest rates, the debt securities markets, the general economy or the commercial finance and real estate markets specifically; and other factors, which are beyond the Company’s control. For a discussion of some of the risks and important factors that could affect the Company’s future results, see the section entitled “Risk Factors” in the Company’s prospectus, dated February 14, 2007, filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, which is available on the Company’s website (www.quadrarealty.com). You should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

FFO and AFFO

Funds from Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does.

NAREIT currently defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Adjusted Funds from Operations, or AFFO, is a non-GAAP financial measure. The Company computes AFFO in accordance with the adjusted definition of FFO in its management agreement, and as such it may not be comparable to AFFO reported by other REITs that do not compute AFFO on the same basis. Adjusted FFO provides the basis for the computation of the amount of the incentive compensation payable to the Company’s manager.

The Company defines AFFO as net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures, and further adjusted to exclude one-time events pursuant to changes in GAAP and may be adjusted to exclude other non-cash charges after discussion between the manager and the Company’s independent directors.

The Company believes that FFO and AFFO are helpful to investors as measures of its performance. Along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the Company’s ability to incur and service debt, to make investments, to fund other cash needs and is used to measure the incentive payable by the Company to its manager. Neither FFO or AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or cash flow from operating activities (determined in accordance with GAAP), as a measure of its liquidity, nor is FFO or AFFO indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.

Quadra Realty Trust, Inc. and Subsidiaries

Consolidated Balance Sheet

(Unaudited and amounts in thousands, except share data)

June 30, 2007
Assets:
Cash and cash equivalents	40,542
Investment in loans	630,168
Accrued interest	3,194
Other assets	1,986

Total assets	$675,890

Liabilities and Stockholders’ Equity:
Notes payable - Warehouse facility	$312,234
Accounts payable and accrued expenses	1,679
Accrued expenses payable to related party	696
Interest rate swaps	316
Deferred compensation	113
Other liabilities	397

Total liabilities	315,435

Stockholders’ Equity:
Common stock, par value $0.001; 200,000,000 authorized, 25,721,469 issued and outstanding at June 30, 2007	26
Additional paid-in-capital	363,231
Accumulated other comprehensive loss	(312)
Accumulated deficit	(2,490)

Total stockholders’ equity	360,455

Total liabilities and stockholders’ equity	$675,890

Quadra Realty Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30, 2007	Period from February 21, 2007 (Commencement of Operations) to June 30, 2007
Revenues
Income from investment in loans	$9,465	$12,074
Other income	457	907

Total revenues	9,922	12,981

Expenses
Interest expense	2,080	2,080
Management and overhead fees paid to manager	1,804	2,554
Non-employee compensation paid to manager	—	9,000
Non-employee stock based compensation	121	188
Marketing, general and administrative	845	1,333
Formation and start up expenses	—	316

Total expenses	4,850	15,471

Net income (loss)	$5,072	$(2,490)

Earnings (loss) per share:
Earnings (loss) per share - basic and diluted	$0.20	$(0.10)

Quadra Realty Trust, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(Unaudited and amounts in thousands, except per share data)

	FFO Three Months Ended June 30, 2007	AFFO Three Months Ended June 30, 2007	FFO for the period from February 21, 2007 (commencement of operations) to June 30, 2007	AFFO for the period from February 21, 2007 (commencement of operations) to June 30, 2007
Net income (loss) (GAAP)	$5,072	$5,072	$(2,490)	$(2,490)
Add:
Stock-based compensation to manager	—	—	—	9,000

Stock-based non-employee compensation	—	134	—	206

Funds From Operations and Adjusted Funds From Operations	$5,072	$5,206	$(2,490)	$6,716

FFO and Adjusted FFO per share basic	$0.20	$0.20	$(0.10)	$0.26
FFO and Adjusted FFO per share diluted	$0.20	$0.20	$(0.10)	$0.26

Basic weighted average shares outstanding	25,601,448	25,601,448	25,601,108	25,601,108
Diluted weighted average shares outstanding	25,721,448	25,721,448	25,601,108	25,601,108